Exhibit 99.1

Neumora Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Business Update

KOASTAL-2 and -3 studies optimized based on learnings from KOASTAL-1; topline data expected from

KOASTAL-3 in the first quarter of 2026 and -2 in the second quarter of 2026

Topline data from NMRA-511 in Alzheimer’s disease agitation expected by the end of 2025

Expect to progress next M4 positive allosteric modulator (PAM) program into the clinic by mid-2025

Strong financial position with $307.6 million in cash, cash equivalents and marketable securities expected to support operations into mid-2026

WATERTOWN, Mass., March 3, 2025 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven brain disease programs including two clinical-stage programs, today announced financial results for the fourth quarter and full year ended December 31, 2024, and provided a business update.

“The first two months of 2025 have been productive for Neumora. We have analyzed the data set provided by KOASTAL-1 and made important amendments to help optimize the ongoing KOASTAL-2 and -3 studies based on the learnings. We believe these changes strengthen the studies and look forward to delivering topline data in 2026. We’ve also progressed enrollment in the Phase 1b signal-seeking study for NMRA-511 in Alzheimer’s disease agitation and expect to advance our next M4 program into the clinic by mid-2025,” said Paul L. Berns, chief executive officer, Neumora. “With our industry-leading pipeline, strong financial position and world class team, we believe we are poised to make a difference for the millions of people living with brain diseases. This will be a productive year for us, and we look forward to providing updates across the pipeline in 2025."

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant: Optimizing KOASTAL-2 and -3 Studies Based on Learnings from KOASTAL-1

Following the announcement of topline results from the KOASTAL-1 study of navacaprant for the treatment of major depressive disorder (MDD), Neumora conducted extensive analyses to identify factors that might have contributed to the study outcome. These analyses suggested that further optimizing site selection and enhancing medical monitoring are required to help ensure the appropriate patients are enrolled in the KOASTAL program moving forward. Therefore, Neumora has paused KOASTAL-2 and -3 and plans to make the following changes to KOASTAL-2 and -3. The Company plans to resume the KOASTAL-2 and -3 studies in March 2025.

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Site Selection: The Company reduced the number of clinical sites and selected those sites that we believe have the greatest level of expertise in conducting MDD studies.
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Medical Monitoring: In addition to the medical monitoring already implemented in the KOASTAL Program, Neumora plans to add the clinician-rated Massachusetts General Hospital Clinical Trials Network and Institute SAFER approach. SAFER is an independent review conducted by clinical psychiatrists to verify the diagnosis and appropriateness of the patient population and ensure that appropriate patients are enrolled in clinical trials. Neumora’s internal medical team will partner with the SAFER clinical team to help ensure patients appropriately meet the eligibility criteria for the studies prior to randomization.
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Screening Tools: The KOASTAL Program currently uses the Clinical Trial Subject (CTS) database to screen for people who participate in multiple clinical trials. For the ongoing studies, Neumora will add the Verified Clinical Trial (VCT) screening database to complement CTS, with the goal to identify and exclude participants enrolled in multiple clinical studies from enrolling in the KOASTAL studies.

The Company expects to report topline data from KOASTAL-3 in the first quarter of 2026 and -2 in the second quarter of 2026.

Additionally, Neumora today announced that it has discontinued the Phase 2 clinical trial investigating navacaprant for the treatment of bipolar depression to prioritize the resources allocated to navacaprant on the KOASTAL program. The Company continues to believe that navacaprant may offer benefit for treating bipolar depression and will evaluate opportunities to investigate it in this indication in the future.

NMRA-511: On Track to Report Data from Phase 1b Study in Alzheimer’s Disease (AD) agitation by the end of 2025

Neumora is advancing a Phase 1b signal-seeking study investigating NMRA-511 initially in healthy elderly adult participants and then people with agitation associated with dementia due to AD. The Company expects to report topline data from this study by the end of 2025.

M4 Positive Allosteric Modulator (PAM) Franchise: Progress next M4 PAM program into the clinic by mid-2025

Neumora’s M4 franchise is comprised of multiple novel compounds that each have different properties and chemical composition and have demonstrated robust activity in preclinical efficacy models as well as high selectivity for the M4 receptor. We believe selective M4 receptor PAMs have the potential to deliver antipsychotic efficacy, while minimizing the side effects associated with current antipsychotics and other non-selective muscarinic agonists.

BUSINESS UPDATES

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In February 2024, Neumora announced that Paul L. Berns, Neumora’s co-founder and executive chair of the Board of Directors, was appointed chief executive officer and chairman of the Board, Joshua Pinto, Ph.D., was appointed president, Bill Aurora, Pharm.D., was appointed chief operating and development officer, and Michael Milligan was appointed chief financial officer.
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Additionally, the Company today announced that Robert Lenz, M.D., Ph.D., who most recently served as executive vice president, head of research and development, will leave the company to pursue other interests. Dr. Lenz will continue to serve in an advisory role for Neumora.

FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

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Cash Position: As of December 31, 2024, Neumora had cash, cash equivalents and marketable securities of $307.6 million.

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Financial Guidance: The Company expects that its cash, cash equivalents and marketable securities as of December 31, 2024, will enable it to fund its operating plan into mid-2026.

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R&D Expense: Research and development expenses for the fourth quarter of 2024 were $45.9 million, as compared to $38.9 million for the same period in 2023. Research and development expenses for the full year ended December 31, 2024 were $200.9 million, as compared to $142.7 million for the same period in 2023. This increase was primarily due to the advancement of the Company's clinical trials for navacaprant. Additionally, full year 2023 results include $63.9 million of primarily non-cash acquired in-process research and development costs (IPR&D).

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G&A Expense: General and administrative expenses for the fourth quarter of 2024 were $17.0 million, as compared to $11.2 million for the same period in 2023. General and administrative expenses for the full year ended December 31, 2024, were $62.5 million, as compared to $45.5 million for the same period in 2023. This increase was primarily due to personnel-related costs, including stock-based compensation and professional services to support the continued expansion of administrative functions.

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Net Loss: The Company reported a net loss of $58.8 million for the fourth quarter of 2024, as compared to $108.7 million for the same period in 2023. Neumora reported a net loss of $243.8 million for the full year ended December 31, 2024, as compared to $235.9 million for the same period in 2023.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the timing of patient enrollment, initiation and data read outs for its programs and studies, as well as its clinical trial and development plans; timing and expectations related to regulatory filings; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; changes to and optimization of the KOASTAL-2 and -3 studies; the potential for Neumora to advance other compounds in its M4 portfolio; expectations regarding appropriate patients being enrolled in the KOASTAL program; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Annual Report on Form 10-K for the year ended, December 31, 2024 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter and year ended December 31, 2024 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating expenses:
Research and development	$45,912	$38,864	$200,927	$142,719
General and administrative	17,010	11,236	62,537	45,475
Acquired in-process research and development	—	63,904	—	63,904
Total operating expenses	62,922	114,004	263,464	252,098
Loss from operations	(62,922)	(114,004)	(263,464)	(252,098)
Other income (expense):
Interest income	4,088	5,646	19,933	16,611
Other income (expense), net	15	(104)	(78)	(170)
Total other income	4,103	5,542	19,855	16,441
Net loss before income taxes	(58,819)	(108,462)	(243,609)	(235,657)
Provision for income taxes	—	268	178	268
Net loss	(58,819)	(108,730)	(243,787)	(235,925)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(43)	235	138	698
Comprehensive loss	$(58,862)	$(108,495)	$(243,649)	$(235,227)
Net loss per share, basic and diluted	$(0.37)	$(0.71)	$(1.53)	$(3.63)
Weighted-average shares outstanding, basic and diluted	160,984	152,832	159,377	65,021

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$307,578	$463,827
Total assets	$316,972	$496,195
Total liabilities	$29,908	$27,119
Total stockholders’ equity	$287,064	$469,076

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com